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Exhibit 23.1

[Letterhead of Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants]

INDEPENDENT AUDITORS CONSENT

        We consent to (a) the incorporation by reference in this Registration Statement on Form S-2, File No. 333-96887, as amended, of VitalStream Holdings, Inc. of our report dated February 7, 2003 appearing in this Registration Statement, (b) the incorporation by reference in this Registration Statement on Form S-2, File No. 333-96887, as amended, of VitalStream Holdings, Inc. of our report dated October 30, 2002 (except for Note G, which is dated November 1, 2002) appearing in this Registration Statement and in the Amendment No. 1 to Current Report on Form 8-K/A filed with the SEC on January 13, 2003, and (c) to the reference to us under the heading "Experts and Legal Matters" in the Prospectus which is part of this Registration Statement.

/s/ Rose, Snyder & Jacobs

ROSE, SNYDER AND JACOBS

Encino, California
March 24, 2003

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  Exhibit 23.1